Exhibit 3.2

STATE OF DELAWARE

CERTIFICATE OF CONVERSION

FROM A LIMITED LIABILITY COMPANY TO A

LIMITED PARTNERSHIP PURSUANT TO SECTION

17-217 OF THE REVISED UNIFORM LIMITED PARTNERSHIP ACT

1. The date on which Ladder Capital Finance Holdings LLC, a Delaware limited liability company (the “Company”) was first formed in the state of Delaware is February 25, 2008.

2. The name of the Company immediately prior to the filing of this Certificate of Conversion is Ladder Capital Finance Holdings LLC.

3. The name of the limited partnership into which the Company is being converted, as set forth in the Certificate of Limited Partnership filed in accordance with Section 17-217(b) of the Revised Uniform Limited Partnership Act, is Ladder Capital Finance Holdings LLLP.

IN WITNESS WHEREOF, the undersigned has executed this Certificate of Conversion as of August 9, 2011.

LCFH GP, LLC, its General Partner

By:	/s/ Jonathan Bilzin
	Name:	Jonathan Bilzin
	Title:	Authorized Person

By:	/s/ Howard Park
	Name:	Howard Park
	Title:	Authorized Person